Exhibit 99.1

For additional information contact:

Steve Goggiano	CoSine Communications
President & CEO	1200 Bridge Parkway
(650) 637-4777	Redwood City, CA 94065
Web Site: www.cosinecom.com

Terry Gibson	Phone: 650.637.4777
Executive Vice President	Fax: 650.628.4200
and CFO	E-mail:
650.637.4777	investorrelations@cosinecom.com

COSINE COMMUNICATIONS ANNOUNCES CHANGE
IN STATUS OF AUDITORS

REDWOOD CITY, CALIF., September 20, 2004 — CoSine Communications, Inc. (Nasdaq: COSN — News), a provider of managed, network-based IP and Broadband Services Delivery Platforms, today announced that Ernst & Young LLP has advised the Company that it will resign as the Company’s independent registered public accounting firm effective upon the filing of the Company’s quarterly report on Form 10Q for the quarter ending September 30, 2004.

The reports of Ernst & Young LLP on the Company’s financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s most recent two years ended December 31, 2003 and 2002 and the subsequent interim period there have been no disagreements between Ernst & Young LLP and the Company on any matter of accounting principles or practices, financial statements disclosure, or auditing scope and procedures, that, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

The Company has filed a Form 8-K with the Securities and Exchange Commission noting the change in auditor status.

The Company’s Audit Committee has commenced a search for a new auditing firm.

On September 8, 2004, CoSine announced that after an extensive evaluation of strategic alternatives, the Company initiated actions to lay-off most of its employees, retaining a limited team of employees to provide customer support and handle matters related to the ongoing exploration of strategic alternatives. CoSine’s management and Board of Directors concluded that maintaining the Company’s existing employee headcount was not necessary for any of the strategic alternatives currently under consideration and the ongoing employee-related expenditures could potentially decrease total stockholder value.

There can be no assurance that any transaction or other corporate action will result from the company’s exploration of strategic alternatives. Further, there can be no assurance concerning the type, form, structure, nature, results, timing or terms and conditions of any such potential action, even if such an action does result from this exploration. CoSine does not intend to make any additional comments regarding such exploration unless and until developments warrant further disclosure.

ABOUT COSINE COMMUNICATIONS
CoSine Communications is a global telecommunications equipment supplier founded in 1998 to empower service providers to deliver a compelling portfolio of managed, network-based IP and Broadband services to consumers and business customers. From the edge of the network, several of the world’s largest carriers use the CoSine platform to deliver customized and profitable network-based services to consumers and enterprises. For more information about CoSine Communications, visit the company’s Web site at: www.cosinecom.com.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine’s business developments. The Company uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, CoSine’s ability to identify and effectuate desirable strategic alternatives, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by CoSine, the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, failure to achieve revenue growth and profitability, product development, commercialization and technology difficulties, manufacturing costs, the impact of competitive products, pricing, changing customer requirements, timely availability and acceptance of new products, and changes in economic conditions in the various markets CoSine serves, all as may be discussed in more detail on pages 29 through 35 of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2003 and on pages 23 through 28 of the Company’s Quarterly Report on Form 10-Q for the

quarter ending June 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.